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                                                                     EXHIBIT A-2

                           HERITABLE FINANCE LIMITED

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

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


                                                            DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                                                1994           1995          1996
                                                            ------------   ------------   ------------
                                                                                           (UNAUDITED)
ASSETS
  Cash....................................................    $     58       $     47      $   1,381
  Accrued interest receivable.............................       1,583          1,699          1,790
  Unamortized fees........................................       2,982          3,962          1,078
  Accounts receivable.....................................         799            379            521
  Mortgage loans held for investment, net.................     159,806        172,702         39,501
  Furniture, equipment and vehicles, net..................         524            588            626
  Other assets............................................       2,142          2,125            163
                                                              --------       --------       --------
          Total assets....................................    $167,894       $181,502      $  45,060
                                                              ========       ========       ========
LIABILITIES
  Accounts payable and other liabilities..................      $1,588         $1,678         $3,773
  Income taxes payable....................................       1,095          2,127          4,423
  Due to The Heritable and General Investment Bank
     Limited..............................................     163,037        171,028             --
  Due to City Mortgage Corporation........................          --             --         26,718
  Negative goodwill.......................................       2,116          1,882          1,773
                                                              --------       --------       --------
          Total liabilities...............................     167,836        176,715         36,687
                                                              --------       --------       --------
STOCKHOLDERS' EQUITY
  Common stock 1,000 L1.00 par value "A" ordinary shares
     authorized, issued and outstanding in 1994, 1995 and
     1996.................................................           2              2              2
  Common Stock, 9,000 L1.00 par value "B" ordinary shares
     authorized, issued and outstanding in 1994, 1995 and
     1996.................................................          14             14             14
  Foreign currency translation adjustment.................          86              7           (130)
  Retained earnings(deficit)..............................         (44)         4,764          8,487
                                                              --------       --------       --------
  Total stockholders' equity..............................          58          4,787          8,373
                                                              --------       --------       --------
          Total liabilities and stockholders' equity......    $167,894       $181,502      $  45,060
                                                              ========       ========       ========
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          See accompanying notes to consolidated financial statements